                                                                      EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT
                         ------------------------------

The following are subsidiaries of ML & Co. as of March 24, 1995 and the states or jurisdictions in which they are organized. Indentation indicates the principal parent of each subsidiary. Except as otherwise specified, in each case ML & Co. owns, directly or indirectly, at least 99% of the voting securities of each subsidiary. The names of particular subsidiaries have been omitted because, considered in the aggregate as a single subsidiary, they would not constitute, as of the end of the year covered by this report, a "significant subsidiary" as that term is defined in Rule 1.02(v) of Regulation S-X, under the Securities Exchange Act of 1934.

                                                                STATE OR JURIS-
NAME                                                            DICTION OF ENTITY
- ----                                                            -----------------
Merrill Lynch & Co., Inc.......................................    Delaware
  Merrill Lynch, Pierce, Fenner & Smith Incorporated/1/........    Delaware
     Broadcort Capital Corp....................................    Delaware
     Merrill Lynch & Co., Canada Ltd...........................    Ontario
       Merrill Lynch Canada Incorporated/Incorporee............    Nova Scotia
     Merrill Lynch Life Agency Inc./2/.........................    Washington
     Merrill Lynch Princeton Incorporated......................    Delaware
     ROC Denver, Inc...........................................    Delaware
     R.O.C. Florida, Inc.......................................    Florida
     ROC Texas, Inc............................................    Texas
     Wagner Stott Clearing Corp./3/............................    Delaware
  Green Equity, Inc............................................    New Jersey
  Merrill Lynch Bank & Trust Co................................    New Jersey
  Merrill Lynch Capital Services, Inc..........................    Delaware
  Merrill Lynch Derivative Products, Inc./4/...................    Delaware
  Merrill Lynch Government Securities Inc......................    Delaware
     Merrill Lynch Government Securities of Puerto Rico S.A....    Delaware
     Merrill Lynch Money Markets Inc...........................    Delaware
  Merrill Lynch Group, Inc.....................................    Delaware
     HQ North Company, Inc.....................................    New York
     Investor Protection Insurance Company.....................    Vermont
     Merrill Lynch Capital Partners, Inc.......................    Delaware
     Merrill Lynch Fiduciary Services, Inc.....................    New York
     Merrill Lynch Futures Inc.................................    Delaware

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/1/  MLPF&S also conducts business as "Merrill Lynch & Co."
/2/ Similarly named affiliates and subsidiaries that engage in the sale of life insurance and annuity products are incorporated in various other jurisdictions.
/3/ The preferred stock of the corporation is owned by an unaffiliated group of investors.
/4/ ML & Co. owns 100% of this corporation's outstanding common voting stock. 100% of the outstanding preferred voting stock is held by outside parties. The board of directors consist of 10 members, 9 of which are ML & Co. employees and 1 of which represents outside parties.

                                                           STATE OR JURIS-
NAME                                                       DICTION OF ENTITY
- ----                                                       -----------------
MERRILL LYNCH & CO., INC.
  MERRILL LYNCH GROUP, INC. (CONT'D)

     Merrill Lynch, Hubbard Inc./5/......................   Delaware
     Merrill Lynch Insurance Group, Inc..................   Delaware
       Merrill Lynch Life Insurance Company..............   Arkansas
       ML Life Insurance Company of New York.............   New York
     Merrill Lynch International Finance Corporation.....   New York
       Merrill Lynch International Bank Limited..........   England
         Merrill Lynch Bank (Suisse) S.A.................   Switzerland
         Merrill Lynch Trust Company (Jersey) Limited....   Jersey,
                                                            Channel Islands
     Merrill Lynch L.P. Holdings, Inc....................   Delaware
     Merrill Lynch MBP Inc...............................   Delaware
     Merrill Lynch Mortgage Capital Inc..................   Delaware
     Merrill Lynch National Financial....................   Utah
     Merrill Lynch Private Capital Inc./6/...............   Delaware
     Merrill Lynch Trust Company.........................   New Jersey
       Merrill Lynch Business Financial Services Inc.....   Delaware
       Merrill Lynch Credit Corporation..................   Delaware
         Merrill Lynch Home Equity Acceptance, Inc.......   Delaware
     Merrill Lynch Trust Company.........................   Florida
     Merrill Lynch Trust Company of America..............   Illinois
     Merrill Lynch Trust Company of California...........   California
     Merrill Lynch Trust Company of Texas................   Texas
     Merrill Lynch/WFC/L, Inc............................   New York
     ML Futures Investment Partners Inc..................   Delaware
     ML IBK Positions Inc................................   Delaware
          Merrill Lynch Capital Corporation/7/...........   Delaware
     ML Leasing Equipment Corp./8/.......................   Delaware
       Merlease Leasing Corp.............................   Delaware
       Merrill Lynch Venture Capital Inc.................   Delaware
     Princeton Services, Inc./9/.........................   Delaware
  Merrill Lynch International Incorporated...............   Delaware
     Merrill Lynch GFX, Inc..............................   Delaware
     Merrill Lynch International (Australia) Limited.....   New South Wales
     Merrill Lynch International Bank....................   United States
     Merrill Lynch International Holdings Inc............   Delaware

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/5/  This corporation has more than 30 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of real estate limited partnerships.
/6/ This corporation has 12 subsidiaries which have engaged in direct principal lending and investment management.
/7/ This company has 10 subsidiaries holding or having a direct or indirect interest in specific investments on its behalf.
/8/ This corporation has more than 45 direct or indirect subsidiaries operating in the United States and serving as either general partners or associate general partners of limited partnerships.
/9/ This corporation is the general partner of Merrill Lynch Asset Management, L.P. (whose limited partner is ML & Co.).

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


                                                                    STATE OR JURIS-
NAME                                                                DICTION OF ENTITY
- ----                                                                -----------------
MERRILL LYNCH & CO., INC.
  MERRILL LYNCH INTERNATIONAL INCORPORATED

       Merrill Lynch Bank (Austria) Aktiengesellschaft A.G.......   Austria
       Merrill Lynch Bank and Trust Company (Cayman) Limited.....   Cayman Islands,
                                                                    British West Indies
         Merrill Lynch International & Co./10/...................   Netherlands Antilles
       Merrill Lynch Capital Markets A.G.........................   Switzerland
       Merrill Lynch Europe Limited..............................   England
         Merrill Lynch International Limited.....................   England
         Merrill Lynch Capital Markets PLC.......................   England
         Merrill Lynch, Pierce, Fenner & Smith
            (Brokers & Dealers) Limited..........................   England
       Merrill Lynch Europe Ltd..................................   Cayman Islands,
                                                                    British West Indies
       Merrill Lynch Holding GmbH/11/............................   Fed. Rep. of Germany
         Merrill Lynch Bank A.G..................................   Fed. Rep. of Germany
         Merrill Lynch GmbH......................................   Fed. Rep. of Germany
       Merrill Lynch Holding S.A.F...............................   France
         Merrill Lynch Capital Markets (France) S.A..............   France
       Merrill Lynch Hong Kong Securities Limited................   Hong Kong
     Merrill Lynch Japan Incorporated............................   Delaware
  Merrill Lynch Specialists Inc..................................   Delaware

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/10/  A partnership among subsidiaries of ML & Co.
/11/ ML & Co. holds a 50% interest in this corporation, with the remaining 50% interest held by an outside party.

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